e

               Report of Independent Auditors

To the Board of Directors and Shareholders of Nicholas-Applegate Fund, Inc.

In  planning  and  performing  our  audit  of  the
financial statements of Nicholas-Applegate  Growth
Equity  Fund  (the  "Fund"), the  sole  series  of
Nicholas-Applegate Fund, Inc., for the year  ended
December  31,  2001,  we considered  its  internal
control,   including   control   activities    for
safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The  management of the Company is responsible  for
establishing and maintaining internal control.  In
fulfilling  this  responsibility,  estimates   and
judgments by management are required to assess the
expected  benefits and related costs  of  internal
control.  Generally, internal  controls  that  are
relevant  to  an  audit pertain to  the  Company's
objective  of  preparing financial statements  for
external  purposes  that are fairly  presented  in
conformity   with  generally  accepted  accounting
principles.   Those internal controls include  the
safeguarding   of   assets  against   unauthorized
acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our  consideration of internal control  would  not
necessarily  disclose  all  matters  in   internal
control  that  might be material weaknesses  under
standards established by the American Institute of
Certified Public Accountants. A material  weakness
is a condition in which the design or operation of
one  or  more  of  the specific  internal  control
components  does  not reduce to a  relatively  low
level  the  risk that errors or fraud  in  amounts
that   would  be  material  in  relation  to   the
financial  statements being audited may occur  and
not   be  detected  within  a  timely  period   by
employees in the normal course of performing their
assigned functions.  However, we noted no  matters
involving  internal  control,  including   control
activities  for safeguarding securities,  and  its
operation   that  we  consider  to   be   material
weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information
and  use  of the board of directors and management
of   Nicholas-Applegate   Fund,   Inc.   and   the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP
February 9, 2001